UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment to Form 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934

Date of Report:                      April 12, 2001
Date of Earliest Event Reported:     February 27, 2001

			WIRELESS DATA SOLUTIONS, INC.
       (Name of small business issuer as specified in its charter)

               Commission file number 333-47395


         Utah                                93-0734888
(State of Incorporation)        (I.R.S. Employer Identification No.)

                         2233 Roosevelt Road
					Suite #5
				St. Cloud, MN 56301
               (Address of principal executive offices)
`			   (320)203-7477
                     (Issuer's telephone number)
         WIRELESS DATA SOLUTIONS, INC.

   Amendment to FORM 8-K.

This amendment is filed to supplement and amend the form 8-K filed by Wireless Data Solutions, Inc. by adding the letter required by Item 304
(a)(3) of Regulation SB as Item 7.

Item 4.  Changes in Registrant's Certifying Accountant.
As previously reported on the Company's Form 10QSB/A for the period ended December 31, 2000, the Company's former independent auditor, Mr. James J. Harned, resigned after it was discovered that the status of his professional licensing did not permit him to render opinions on financial statements filed with the SEC.
Mr. Harned resigned as of February 21, 2001.

The Company engaged Marshall Granger LLP (sp?) as its independent auditors on February 21, 2001

None of Mr. Harned's reports on the Company's financial statements for either of the two past years contained an adverse opinion or disclaimer of opinion, or was modified as to uncertainty, audit scope or accounting principles.

The decision to engage Marshall Granger LLP was approved by the Company's board of directors.

There were no disagreements between the Company and Mr.
Harned on any matters of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Mr. Harned's satisfaction, would have caused him to make reference to the subject matters of such disagreements in connection with his reports.

Item 7:

Letter of James Harned dated March 30, 2001, as required by Item 304
(a)(3) of Regulation SB.

James J. Harned,
Certified Public Accountant
1316 Christopher Ct.
Bel Air, MD 21014

410-274-7639

March 30, 2001

Mr. Pat Makovec
Wireless Data Solutions, Inc.
2233 Roosevelt Rd, Suite 5
St. Cloud, MN 56301

Dear Mr. Makovec:

As requested by the Securities and Exchange Commission, please be advised that I am in agreement with Item 4 in Wireless Data Solution, Inc.'s Form 8K.

Very truly yours,

James J. Harned


SIGNATURES

  In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


April 12, 2001 WIRELESS DATA SOLUTIONS, INC.

                                 /s/ Patrick Makovec

                                 Patrick Makovec
                                 Chairman of the Board